UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

US DATAWORKS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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US DATAWORKS, INC.

One Sugar Creek Center Boulevard, Suite 500

Sugar Land, TX 77478

(281) 504-8000

July 18, 2012

Dear Stockholder:

You are cordially invited to attend our 2012 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Thursday, September 13, 2012 at our offices at One Sugar Creek Center Boulevard, Suite 500, Sugar Land, Texas.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

After reading the Proxy Statement, please vote by signing, dating and returning the enclosed proxy card, or by submitting your proxy voting instructions by telephone or through the Internet. If you hold your shares through a broker or other nominee, you should contact your broker to determine whether you may submit your proxy by telephone or Internet. YOUR SHARES CANNOT BE VOTED UNLESS YOU SUBMIT YOUR PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please submit your proxy promptly.

A copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 is also enclosed.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

/s/ Charles E. Ramey

Charles E. Ramey
Chief Executive Officer

US DATAWORKS, INC.

Notice of Annual Meeting of Stockholders

to be held September 13, 2012

To the Stockholders of US Dataworks, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of US Dataworks, Inc. will be held at our offices at One Sugar Creek Center Boulevard, Suite 500, Sugar Land, Texas on September 13, 2012 at 10:00 a.m., local time, for the following purposes:

1.	To elect two Class I directors to serve until the 2015 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified.

2.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm.

3.	To transact such other business as may properly come before the meeting and any and all adjourned or postponed sessions thereof.

Stockholders of record at the close of business on July 17, 2012 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment or postponement thereof.

It is important that your shares are represented at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote your shares at your earliest convenience in order to ensure that your shares will be represented at the Annual Meeting. You may revoke your proxy at any time prior to its use.

By order of the Board of Directors.

/s/ Randall J. Frapart

Randall J. Frapart
Secretary

Sugar Land, Texas

July 18, 2012

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on September 13, 2012.

Our Proxy Statement for our 2012 Annual Meeting of Stockholders, along with the proxy card and our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, are available on our website at www.usdataworks.com.

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US DATAWORKS, INC.

One Sugar Creek Center Boulevard, Suite 500

Sugar Land, TX 77478

PROXY STATEMENT

Information Concerning Solicitation and Voting

General

The enclosed Proxy is solicited on behalf of the Board of Directors of US Dataworks, Inc. (which we will refer to as “our company,” “the Company,” “US Dataworks,” “we” or “us” throughout this Proxy Statement) for use at the 2012 Annual Meeting of Stockholders to be held at our headquarters located at One Sugar Creek Center Boulevard, Suite 500, Sugar Land, Texas on Thursday, September 13, 2012, at 10:00 a.m., local time (the “2012 Annual Meeting”), and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Our principal executive offices are located at the address listed at the top of the page and the telephone number is (281) 504-8000.

Our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 (the “2012 Annual Report”), containing financial statements and financial statement schedules required to be filed for the year ended March 31, 2012, is being mailed together with these proxy solicitation materials to all stockholders entitled to vote at the 2012 Annual Meeting. This Proxy Statement, the accompanying Proxy and the 2012 Annual Report will first be mailed on or about July 24, 2012 to all stockholders entitled to vote at the meeting.

We will provide copies of exhibits to the 2012 Annual Report to any requesting stockholder upon the payment of a reasonable fee and upon the request of the stockholder made in writing to US Dataworks, Inc., One Sugar Creek Center Boulevard, Suite 500, Sugar Land, Texas, 77478, Attn: Randall J. Frapart. The request must include a representation by the stockholder that, as of July 17, 2012, the stockholder was entitled to vote at the 2012 Annual Meeting.

Record Date and Share Ownership

Stockholders of record at the close of business on July 17, 2012 (the “Record Date”) are entitled to notice of and to vote at the 2012 Annual Meeting and at any adjournment(s) or postponement(s) thereof. We have one series of common stock issued and outstanding, designated as Common Stock, $0.0001 par value per share (“Common Stock”), and one series of preferred stock issued and outstanding, designated Series B Convertible Preferred Stock, $0.0001 par value per share (“Preferred Stock”). As of the Record Date, 33,519,940 shares of Common Stock were issued and outstanding and entitled to vote. Holders of Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted as of the Record Date. As of the Record Date, 109,933 shares of Preferred Stock, on an as converted basis, were issued and outstanding and entitled to vote.

How You Can Vote

Stockholders of record as of the Record Date may vote their shares at the 2012 Annual Meeting either in person or by proxy. To vote by proxy, stockholders should either:

•	mark, date, sign and mail the enclosed proxy form in the prepaid envelope;

•	submit the proxy by telephone; or

•	submit the proxy using the Internet.

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Stockholders who hold their shares through a broker or other nominee should contact their broker or other nominee to determine whether they may submit their proxy by telephone or Internet. Submitting a proxy will not affect a stockholder’s right to vote if the stockholder attends the 2012 Annual Meeting and wants to vote in person.

Revocability of Proxies

Stockholders may revoke any proxy given pursuant to this solicitation at any time before its use at the 2012 Annual Meeting in any of the three ways:

•	by delivering to our principal offices (Attention: Secretary) a written notice of revocation;

•	by submitting a duly executed proxy bearing a later date; or

•	by attending the 2012 Annual Meeting and voting in person.

However, a proxy will not be revoked simply by attending the 2012 Annual Meeting and not voting. To revoke a proxy previously submitted by telephone or the Internet, a stockholder of record can simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote will thereby be revoked.

Voting

On all matters, each share has one vote. Directors are elected by a plurality vote. The nominees for the Class I director seats who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote on this proposal at the 2012 Annual Meeting will be elected to serve as Class I directors. Each of the other proposals submitted for stockholder approval at the 2012 Annual Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the 2012 Annual Meeting and entitled to vote on such proposal. Holders of Common Stock and Preferred Stock (on an as converted basis) vote together as a single class on all proposals.

Solicitation of Proxies

We will bear the cost of soliciting proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the 2012 Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) with the assistance of our transfer agent. The Inspector will also determine whether or not a quorum is present. In general, Nevada law provides that, for a given stockholder meeting, a quorum consists of a majority of shares entitled to vote being present or represented by proxy at that meeting.

The Inspector will treat abstentions as being present and entitled to vote for purposes of determining the presence of a quorum. As a result, abstentions will have the effect of a negative vote for those proposals that require the affirmative vote of a majority of shares present in person or by proxy and entitled to vote. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the 2012 Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted:

•	for the election of the two nominees for Class I directors set forth herein;

•	for the ratification of Grant Thornton LLP, as our registered independent public accounting firm for the fiscal year ending March 31, 2013; and

•	upon such other business as may properly come before the 2012 Annual Meeting or any adjournments or postponements thereof in accordance with the discretion of the proxyholder.

Proxies that are not returned will not be counted in determining the presence of a quorum and will not be counted toward any vote.

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If a broker indicates on the enclosed Proxy or its substitute that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote on that matter.

Deadline for Receipt of Stockholder Proposals

Proposals of our stockholders that are intended to be presented by such stockholders at our 2013 Annual Meeting must be received by the Secretary of US Dataworks no later than March 21, 2013 in order that they may be included in our proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in our proxy statement for the 2013 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of US Dataworks at our principal executive offices. To be timely, we must have received the stockholder’s notice no later than June 3, 2013.

If a stockholder wishing to present a proposal at the 2013 Annual Meeting (without regard to whether it will be included in the proxy materials for that meeting) fails to notify us by June 3, 2013, the proxies received for the 2013 Annual Meeting will confer discretionary authority to vote on any stockholder proposals properly presented at that meeting.

IMPORTANT

PLEASE SUBMIT YOUR PROXY AT YOUR EARLIEST CONVENIENCE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE 2012 ANNUAL MEETING OR NOT, YOUR SHARES CAN BE VOTED, THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

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Proposal 1: Election of Directors

Directors and Nominees

Our Amended and Restated Bylaws, as amended through the date hereof, provide that we shall have not less than one or more than eleven directors. The number of members of our Board of Directors is currently set at six, which includes one vacant seat created by the resignation of Reed Overfelt in November 2011. Our Amended and Restated Bylaws also provide for the classification of the Board of Directors into three classes of directors, each consisting of a number of directors equal as nearly as practicable to one-third the total number of directors, with the term of office of one class expiring each year. Unless otherwise instructed, the enclosed Proxy will be voted “FOR” the election of the persons named below as Class I directors for a term of three years expiring at the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified. If a nominee shall be unavailable as a candidate as of the date of the 2012 Annual Meeting, votes pursuant to the Proxy will be voted “FOR” either for a substitute nominee designated by the Board of Directors or, in the absence of such designation, in such other manner as the directors may in their discretion determine. The Board of Directors does not anticipate that the nominees will become unavailable as candidates. The nominees for Class I directors, as selected by the Corporate Governance/Nominating Committee of the Board of Directors, and the incumbent Class II and Class III directors are as follows:

Class I Directors - Terms Expire at the 2015 Annual Meeting of Stockholders

Name	Age	Business Experience and Education

John L. Nicholson, M.D.	77	Dr. Nicholson has served as a director since September 2002. Dr. Nicholson has been in private medical practice since 1969. Dr. Nicholson has served on many local, state, and national medical organizations and has been an Associate Clinical Professor at Stanford University since 1969. Dr. Nicholson holds an MD from the University of Rochester School of Medicine. Dr. Nicholson currently serves as Chair of our Compensation Committee and as a member of our Corporate Governance/Nominating Committee.

Joseph Saporito	58	Mr. Saporito has served as a director since November 2011. Since February 2012, Mr. Saporito has served as the Chief Accounting Officer of Rackspace Hosting, Inc., a provider of managed and cloud hosting services. From 2008 until he joined Rackspace, Mr. Saporito practiced as a financial consultant and Leadership Coach. From 2002 to 2008, Mr. Saporito served as the Executive Vice President and Chief Financial Officer of Carriage Services, Inc., a provider of death care services. His prior professional experience includes 15 years as a partner with Arthur Andersen. Mr. Saporito earned a B.A. in Accounting from the University of South Florida. He is a CPA and is certified as a Leadership Coach by Georgetown University. Mr. Saporito currently serves as Chair of our Corporate Governance/Nominating Committee and as a member of our Audit Committee.

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Class III Directors - Terms Expire at the 2014 Annual Meeting of Stockholders

Name	Age	Business Experience and Education

J. Patrick Millinor, Jr.	66	Mr. Millinor has served as a director since December 2004. Mr. Millinor served as Chairman and Chief Executive Officer of Ampam, Inc. from October 2004 until his retirement in December 2005. From 2000 until he joined Ampam, Mr. Millinor held several positions in connection with his association with a venture capital group. His positions included Chairman of Encompass, Inc., Chairman of ADViSYS, Inc., and Chief Financial Officer of Agennix, Incorporated. Between 1986 and 2000, Mr. Millinor held several executive positions, including Chief Executive Officer of GroupMAC, Inc., Chief Executive Officer of UltrAir, Inc., and Chief Operating Officer of Commonwealth Financial Group, Inc. He was a partner with KPMG LLP for eight years prior to 1986. Mr. Millinor holds a BS in Finance and an MBA from Florida State University. Mr. Millinor currently serves as the Chair of our Audit Committee and as a member of our Corporate Governance/Nominating Committee.

Charles E. Ramey	71	Mr. Ramey has served as a director since July 2001 and became our Chairman of the Board and Chief Executive Officer in December 2001. Prior to joining US Dataworks, Mr. Ramey was a private investor from December 1998 through July 2001 and was President and co-founder of PaymentNet Inc., now Signio Inc., an outsourced e-commerce payment processing company, from April 1996 to December 1998. Mr. Ramey holds a BS in Mathematics from the University of Tennessee.

Class II Directors - Terms Expire the 2013 Annual Meeting of Stockholders

Name	Age	Business Experience and Education

Thomas L. West, Jr.	75	Mr. West has served as a director since September 2002. Mr. West has served as Chairman and Chief Executive Officer of WestMark Ventures, a venture capital company, since January 2000. Prior to joining WestMark Ventures, Mr. West held various positions at the American General Financial Group, a financial services company and its predecessor entities, including (i) President and COO of Variable Annuity Life Insurance Company (“VALIC”) from 1994 to 1996, (ii) President and CEO of VALIC from 1996 to 1998 and (iii) Chairman and CEO of American General Retirement Services from April 1998 to January 2000. Mr. West holds a BS in Industrial Engineering from the University of Tennessee. Mr. West currently serves as a member of our Audit Committee and as a member of our Compensation Committee.

[Vacant]

Required Vote

The nominees for the Class I director seats who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote on this proposal at the meeting will be elected to serve as directors. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

The Board of Directors recommends a vote “FOR” election of the nominees set forth above as Class I directors.

Additional Information

Director Independence

The Board of Directors has determined that, during the Company’s fiscal year ended March 31, 2012, each of Messrs. Nicholson, Millinor, West and Saporito was, and currently is, an “independent director” within the meaning of Section 803 of the NYSE Amex Company Guide. During the Company’s fiscal year ended March 31, 2012, Mr. Ramey was not, and currently is not, an “independent director” because he is employed by us. The Board of Directors also determined that, during the Company’s fiscal year ended March 31, 2012, each of former directors Hayden Watson, Anna Catalano, G. Richard Hicks, Joe Abrell and Reed Overfelt was an “independent director” within the meaning of Section 803 of the NYSE Amex Company Guide. During the Company’s fiscal year ended March 31, 2012, former director Mario Villarreal was not an “independent director” because he was employed by us. All of the nominees are members of the Board of Directors standing for re-election as directors.

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Board Meetings

The Board of Directors held 11 meetings during fiscal year 2012. All directors attended at least 75% of the aggregate of all meetings of the Board and of the committees of the Board on which they served except for former director Joe Abrell who was unable to attend any meetings due to illness preceding his death in August 2011. We do not have a formal policy regarding director attendance at annual meetings of stockholders; however, it is expected that, absent good reason, all directors will be in attendance. All directors attended the 2011 Annual Meeting except for former director Reed Overfelt.

Audit Committee

Although we are not a listed issuer, as defined in Rule 10A-3 promulgated under the Exchange Act, we have a separately-designated audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The members of our Audit Committee are Messrs. Millinor, Saporito and West. Our Board of Directors has determined that we have at least one audit committee financial expert serving on our Audit Committee. Mr. Millinor serves as such audit committee financial expert. Although we are not a listed issuer, as defined in Rule 10A-3 promulgated under the Exchange Act, Mr. Millinor is “independent” within the meaning of the rules of the NYSE Amex Company Guide applicable to audit committees.

Code of Ethics

Our Board of Directors has adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of this code of ethics can be found at our website at www.usdataworks.com.

Committees of the Board of Directors

Since September 6, 2007, the Board of Directors has appointed an Audit Committee, a Compensation Committee and a Corporate Governance/Nominating Committee. Prior to that time, the Board of Directors had appointed a separate Nominating Committee and Corporate Governance Committee. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable stock exchange rules and Securities and Exchange Commission. The Board of Directors has adopted written charters for each of these committees. The Audit Committee charter was attached as Appendix A to the proxy statement for our 2006 Annual Meeting of Stockholders, the Corporate Governance/Nominating Committee Charter was attached as Appendix A to the proxy statement for our 2011 Annual Meeting and the Compensation Committee Charter, which was recently amended, is attached hereto as Appendix A. All of our committee charters are available on our Investors’ Relations page of our Website (www.usdataworks.com).

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Audit Committee

Number of Members:	3

Current Members:

J. Patrick Millinor, Jr., Chair and Financial Expert

Joseph Saporito (appointed November 10, 2011)

Thomas L. West, Jr. (appointed June 30, 2011)

Note: Former director Hayden Watson served on this Committee as a member during a portion of fiscal year 2012 through June 30, 2012 when he resigned from the Board and this Committee. At that time, Mr. West replaced Mr. Watson as a member of this Committee. Former director Joe Abrell served on this Committee during a portion of fiscal year 2012 until his death on August 9, 2011. Following Mr. Abrell’s death, the number of members comprising this Committee was reduced from four to three. Director John L. Nicholson, M.D. served on this Committee as a member during a portion of fiscal year 2012 through November 10, 2011. At that time, Mr. Saporito replaced Mr. Nicholson as a member of this Committee.

Number of Meetings in Fiscal 2012:	6

Functions:

The Audit Committee’s primary functions are to oversee the integrity of our financial statements, oversee our compliance with legal and regulatory reporting requirements, appoint a firm of certified public accountants whose duty it is to audit our financial records for the fiscal year for which it is appointed, evaluate the qualifications and independence of the independent registered public accounting firm, oversee the performance of our internal audit function and independent registered public accounting firm, and determine their compensation and oversee their work. It is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles. Management is responsible for preparing our financial statements and the independent registered public accounting firm is responsible for auditing those financial statements.

Compensation Committee

Number of Members:	2

Current Members:

John L. Nicholson, MD, Chair

Thomas L. West, Jr.

Note: Former directors Anna C. Catalano and G. Richard Hicks served on this Committee as members (with Ms. Catalano serving as Chair) during a portion of fiscal year 2012 through May 4, 2011 when they resigned from the Board and this Committee. At that time, the number of members comprising this Committee was reduced from five to three and Mr. West was appointed to serve as Chair. Former director Joe Abrell served on this Committee during a portion of fiscal year 2012 until his death on August 9, 2011. Following Mr. Abrell’s death, the number of members comprising this Committee was reduced to two. On February 8, 2012, Mr. Nicholson took over the role of Chair from Mr. West.

Number of Meetings in Fiscal 2012:	3

Functions:	The Compensation Committee’s primary functions are to (a) review and approve corporate goals and objectives relevant to senior executive compensation (including that of the Chief Executive Officer), evaluate senior management’s performance in light of those goals and objectives, and determine and approve senior management’s compensation levels based on their evaluation, (b) make recommendations to the Board of Directors with respect to non-senior management compensation, incentive-compensation plans and equity-based plans, (c) administer our compensation plans and programs, and (d) review management development and succession programs.

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Corporate Governance/Nominating Committee

Number of Members:	3

Current Members:

J. Patrick Millinor, Jr.

Joseph Saporito, Chair (appointed November 10, 2011)

John L. Nicholson, M.D. (appointed November 10, 2011)

Note: Former directors Anna C. Catalano and G. Richard Hicks served on this Committee as members during a portion of fiscal 2012 through May 4, 2011 when they resigned from the Board and this Committee. At that time, the number of members comprising this Committee was reduced from five to four and former director Reed Overfelt became a member of this Committee. Former director Hayden Watson served as Chair of this Committee during a portion of fiscal year 2012 through June 30, 2011 when he resigned from the Board and this Committee. At that time, the number of members comprising this Committee was reduced from four to three and Mr. Overfelt was appointed to serve as Chair. On November 10, 2011, Mr. Overfelt resigned from the Board and this Committee. At that time, Mr. Saporito replaced Mr. Overfelt as Chair of this Committee and Mr. Nicholson replaced Mr. West as a member of this Committee.

Number of Meetings in Fiscal 2012:	5

Functions:	The Nominating and Corporate Governance Committee’s primary functions are to (a) recommend to the Board nominees for election at our annual meetings of stockholders or to be appointed to fill an existing or newly-created vacancy on the Board, (b) identify and make recommendations regarding members to serve on Board committees, (c) develop and revise corporate governance guidelines applicable to us, (d) review and make recommendations to the Board candidates for director proposed by stockholders, (e) consider and make recommendations to the Board concerning the appropriate size of the Board, (f) evaluate on an annual basis the functioning and effectiveness of the Board, its committees and its individual members, (g) consider and make recommendations on matters related to the practices, policies and procedures of the Board, (h) formulate and recommend to the Board a list of corporate governance guidelines, (i) recommend to the Board any revisions to the committee’s Charter, (j) formulate and recommend to the Board a code of business conduct and ethics for directors, officers and employees of the Company, and (k) evaluate on an annual basis the performance of our management as a whole and as individuals with respect to compliance with the corporate governance guidelines.

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Director Nomination Policy

The purpose of our director nomination policy is to prescribe the process by which we select candidates for inclusion in our recommended slate of director nominees. The director nomination policy is administered by the Corporate Governance/Nominating Committee. Pursuant to its charter, the Corporate Governance/Nominating Committee evaluates nominees to the Board of Directors based on relevant industry experience, general business experience, relevant financial experience, and compliance with independence and other qualifications necessary to comply with any applicable tax and securities laws, applicable stock exchange rules and the rules and regulations of and the Securities and Exchange Commission.

The policy provides that candidates for Board membership must possess the background, skills and expertise to make significant contributions to the Board, to us and to our stockholders. Desired qualities to be considered include substantial experience in business or administrative activities; breadth of knowledge about issues affecting us; and ability and willingness to contribute special competencies to Board activities. The Corporate Governance/Nominating Committee also considers whether members and potential members are independent under applicable stock exchange rules and the Securities and Exchange Commission. In addition, candidates should possess the following attributes: personal integrity; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; ability to apply sound and independent business judgment; sufficient time to devote to Board and Company matters; ability to fairly and equally represent all stockholders; reputation and achievement in other areas; and diversity of viewpoints, background and experience.

The Board of Directors intends to review the charter of the Corporate Governance/Nominating Committee and the director nomination policy from time to time to consider whether modifications to the charter or policy may be advisable as our needs and circumstances evolve and as applicable legal or listing standards change. The Board may amend the charter or the policy at any time.

Stockholder Nominations

The Corporate Governance/Nominating Committee will consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for director nominees for the annual meeting of stockholders, the Corporate Governance/Nominating Committee will consider any written recommendations of director candidates by stockholders received by the Secretary of US Dataworks no later than 90 days before the anniversary of the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after such anniversary date, notice must be received by the tenth day following the date that public disclosure of the date of the annual meeting is given to stockholders. Recommendations must be mailed to US Dataworks, Inc., One Sugar Creek Center Boulevard, Suite 500, Sugar Land, TX 77478, Attention: Secretary, and include all information regarding the candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules promulgated by the Securities and Exchange Commission if the candidate were nominated by the Board of Directors (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The stockholder giving notice must provide (i) his or her name and address, as they appear on our books, and (ii) the class and number of shares of our capital stock that are beneficially owned by such stockholder. We may require any proposed nominee to furnish such other information we may require to be set forth in a stockholder’s notice of nomination that pertains to the nominee.

Communication with Directors

The Board of Directors welcomes communications from its stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Stockholders and other interested parties may communicate any concerns they may have about US Dataworks directly to either the full Board of Directors or to one or more directors by mailing their communications to US Dataworks at the following address: [Director], US Dataworks, Inc., One Sugar Creek Center Boulevard, Suite 500, Sugar Land, Texas 77478, Attention: Secretary (Board Matters). The Secretary promptly will forward all stockholder communications and other communications from interested parties unopened to the intended recipient.

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Fiscal 2012 Compensation of Directors

Directors who are employees receive no additional compensation for service on our Board of Directors. The following tables set forth the compensation amounts earned or paid to each non-employee director for their service for the year ended March 31, 2012:

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Total($)

Joe Abrell (2)	$12,000	$2,100	$14,100
J. Patrick Millinor, Jr.	$24,000	$5,400	$29,400
John L. Nicholson, MD	$24,000	$4,175	$28,175
Hayden D. Watson (2)	$6,000	$1,200	$7,200
Thomas L. West, Jr.	$24,000	$4,825	$28,825
G. Richard Hicks (2)	$6,000	$1,025	$7,025
Anna C. Catalano (2)	$6,000	$1,625	$7,625
Joseph Saporito (3)	$6,000	$1,200	$7,200
Reed Overfelt (2)	$6,000	$1,075	$7,075

(1)	Represents the compensation costs for financial reporting purposes for the year calculated in accordance with ASC Topic No. 718 (formerly SFAS 123R). See Note 2 to the Financial Statements in our Annual Report on Form 10-K for the year ended March 31, 2012 for the assumptions made in determining these values.

(2)	These persons served for only a portion of fiscal 2012 and no longer serve on our Board of Directors.

(3)	Mr. Saporito served for only a portion of fiscal 2012 and currently serves on our Board of Directors.

Narrative to Director Compensation Table

The Company’s non-employee directors were compensated for their service during fiscal 2012 under the following plan:

1.	Base Quarterly Cash Compensation

Each person serving as an outside director of the Company received base compensation of $6,000 per calendar quarter, payable in cash (as a non-refundable retainer fee) on the first business day of each calendar quarter that such person was an outside director of the Company.

2.	Base Quarterly Equity Compensation

Each person serving as an outside director of the Company received additional base compensation equal to $825 per calendar quarter, payable in shares of the Company’s common stock (as a non-refundable retainer fee) issued effective as of the first business day of each calendar quarter that such person was an outside director of the Company.  Such common stock grants (which were fully vested on the date of grant) were made under and pursuant to the terms, provisions and conditions of the US Dataworks, Inc. Amended and Restated 2000 Stock Plan, as amended (the “Stock Plan”) and were valued at the “fair market value” of such common stock as provided in the Stock Plan.

3.	Additional Quarterly Equity Compensation

Each person serving as an outside director of the Company in the additional capacities specified below received the following additional compensation per calendar quarter, payable in shares of the Company’s common stock (as a non-refundable retainer fee) issued effective as of the first business day of each calendar quarter that such person was serving in such capacity.  Such common stock grants (which were fully vested on the date of grant), were made under and pursuant to the terms, provisions and conditions of the Stock Plan, and were valued at the “fair market value” of such common stock as provided in the Stock Plan.

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-Lead Director	$450
-Chairman of the Audit Committee	$425
-Member of the Audit Committee	$125
-Chairman of the Corporate Governance/
Nominating Committee	$250
-Member of the Corporate Governance/
Nominating Committee	$100
-Chairman of the Compensation Committee	$250
-Member of the Compensation Committee	$100

Additionally, we reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or the committees thereof, and for other expenses reasonably incurred in their capacity as our directors. The position of Lead Director was eliminated in May 2011.

Executive Officers

Our executive officers generally serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the Annual Meeting of Stockholders. Information regarding one of our current executive officers, Mr. Ramey, can be found under “Directors and Nominees.” Information regarding our only other executive officer is set forth below.

Name	Age	Business Experience and Education

Randall J. Frapart	54	Mr. Frapart has served as the Company’s Chief Financial Officer since July 15, 2009 and was appointed the Company’s Chief Accounting Officer effective July 1, 2010. Mr. Frapart formerly served as President of Albeck Financial Services, Inc., a pre-audit accounting firm that provides financial reporting, SOX compliance and non-routine financial services to domestic and international small-to-mid cap public companies (“Albeck”), a position he held from June 1, 2009 until January 15, 2012. From July 15, 2009 through January 15, 2012, Mr. Frapart served as the Company’s Chief Financial Officer as a consultant employed by Albeck. On January 16, 2012, Mr. Frapart became an employee of the Company. Prior to joining the Company, Mr. Frapart served as the Chief Financial and Chief Operating Officer of Plumgood Food, LLC, an online grocer providing the ordering and delivery of groceries from March 2008 to December 2008. From January 2006 to December 2007, Mr. Frapart served as Executive Vice President and Chief Financial Officer of ForeFront Holdings Inc, a publicly traded global golf accessory company. From September 2002 until December 2005, Mr. Frapart served as Senior Vice President and Chief Financial Officer of HyperFeed Technologies, Inc., a publicly traded provider of software, which provides ticker plant and smart order routing technologies and managed services to exchanges, hedge funds and other financial institutions. Mr. Frapart served as Chief Financial Officer and later as Chief Executive Officer of Cyvent Technologies, a software and consulting company serving large health insurers, from April 1995 to July 2001. Mr. Frapart began his career at KPMG in Chicago, where he held various positions in the Information, Communication and Entertainment Assurance practice for over 12 years. Mr. Frapart received his B.S. in Accounting from Washington University in St. Louis, has his MBA in Management from the University of Texas and is a certified public accountant.

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Executive Compensation

2010 Summary Compensation Table

The following table sets forth compensation for services rendered in all capacities to the Company for the fiscal years ended March 31, 2012 and March 31, 2011 for (i) our Chief Executive Officer and (ii) our other executive officer as of March 31, 2012 and a former executive officer whose total annual salary and bonus for fiscal 2012 exceeded $100,000, all of whom we refer to collectively herein as the named executive officers.

Name & Principal Position	Fiscal Year	Salary($)	Bonus($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Total($)

Charles E. Ramey	2012	$220,000	—	—	—	—	$220,000
Chief Executive Officer	2011	$215,167	—	—	—	—	$215,167

Randall J. Frapart (2)	2012	$181,125	—	—	$4,900	—	$186,125
Chief Financial Officer and Chief Accounting Officer	2011	$180,000	—	—	—	—	$180,000

Mario Villarreal (3)	2012	$148,485	—	—	—	—	$148,485
President and Chief Operating Officer	2011	$200,000	—	—	—	—	$200,000

(1)	Represents the compensation costs for financial reporting purposes for the year calculated in accordance with ASC Topic No. 718 (formerly SFAS 123R). See Note 2 to the Financial Statements in our 2011 Annual Report on Form 10-K for the assumptions made in determining these values.

(2)	Mr. Frapart was appointed to the additional position of Chief Accounting Officer effective July 1, 2010. The cash salary compensation shown for fiscal 2011was paid to Albeck (see “Certain Relationships and Related Transactions”). A portion of the cash salary compensation shown for fiscal 2012 paid through January 15, 2012 was paid to Albeck. The remaining portion of the cash salary compensation shown for fiscal 2012 was paid to Mr. Frapart individually when he became an employee of the Company. The option grant was made to Mr. Frapart individually

(3)	Mr. Villarreal served as an executive officer of the Company during a portion of fiscal 2012 through December 28, 2011. The compensation shown in the table is what was paid to Mr. Villarreal in fiscal 2012 through December 28, 2011. In connection with his separation from the Company, the Company and Mr. Villarreal entered into a separation and release agreement pursuant to which he received additional post-employment payments – see “Narrative to Summary Compensation Table” below.

Narrative to Summary Compensation Table

We do not, and during fiscal 2011 and fiscal 2012 did not, have an employment agreement with Mr. Ramey. In July 2010, Mr. Ramey’s annual base salary was increased from $200,000 to $220,000.

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On August 7, 2009 (but effective as of July 15, 2009), we entered into an engagement agreement with Mr. Frapart and Albeck pursuant to which Mr. Frapart served as the Company’s Chief Financial Officer (the “Engagement Agreement”). The terms and conditions of the Engagement Agreement included the following:

•	The term of the Engagement Agreement was for a one-year period beginning effective as of July 15, 2009, with the term automatically extending for successive one-year periods unless either party provided the other party with a non-renewal notice at least sixty days prior to the end of the applicable term.

•	The fees payable to Albeck for Mr. Frapart’s services as the Company’s Chief Financial Officer under the Agreement were $15,000 per month plus reasonable out-of-pocket expenses.

•	The Engagement Agreement provided that, in connection with his appointment, Mr. Frapart was to be granted a stock option to purchase 400,000 shares of the Company’s common stock at an exercise price of $0.28 per share, which was the closing sales price of the Company’s common stock on August 7, 2009, the date the Agreement was entered into. The stock option vested on the earlier to occur of (i) July 15, 2010 or (ii) the date on which Mr. Frapart becomes a full-time employee of the Company. The stock option will be deemed forfeited and canceled if prior to its vesting, the Agreement is terminated for any reason or either party provides a non-renewal notice to the other party. The stock option is governed by the US Dataworks, Inc. Amended and Restated 2000 Stock Option Plan, as amended (the “Stock Plan”) and the written stock option agreement evidencing the grant.

•	The Engagement Agreement provided that Mr. Frapart would be eligible to receive performance bonuses consistent with the performance bonus eligibility of other executive officers reporting to the Chief Executive Officer of the Company.

•	The Engagement Agreement provided that Mr. Frapart and Albeck are bound by (i) certain confidentiality and non-disclosure obligations during the term of the Agreement and at all times thereafter, (ii) certain non-compete obligations during the term of the Engagement Agreement and for a period of six months thereafter, and (iii) certain non-solicitation obligations during the term of the Engagement Agreement and for a period of one year thereafter.

•	The Engagement Agreement provided that (i) Mr. Frapart would be entitled to the same indemnification from the Company for his acts and omissions as an officer of the Company to which other officers of the Company are entitled and (ii) Mr. Frapart and, if possible, Albeck would be included as named insureds under the Company’s D&O and other liability insurance policies.

•	The Engagement Agreement provided that the Company could terminate the Engagement Agreement for any reason provided that if the termination is not for Cause (as defined in the Engagement Agreement), the Company would be obligated to pay Albeck a termination fee equal to the lesser of (i) $45,000 and (ii) the amount of services fees remaining to be paid for the remaining portion of the initial term of the Engagement Agreement (the “Termination Fee”). In addition, if the Company materially breached the Engagement Agreement and failed to cure such breach, Albeck could terminate the Engagement Agreement, in which case the Company would be obligated to pay Albeck the Termination Fee.

•	The Engagement Agreement provided that the obligations of Mr. Frapart and Albeck thereunder are joint and several.

Effective as of January 15, 2012, the Engagement Agreement was terminated and thereafter Mr. Frapart continued to serve in his capacity as an executive officer of the Company as an employee of the Company. On March 5, 2012, the Company granted Mr. Frapart ten-year stock options to purchase 35,000 shares of the Company’s common stock at an exercise price of $0.14 per share. The stock option grant was made under the Stock Plan and vests in three equal installments on March 5, 2013, March 5, 2014 and March 5, 2015.

We did not have an employment agreement with Mr. Villarreal during fiscal 2011 and fiscal 2012. In connection with Mr. Villarreal’s departure from the Company, the Company and Mr. Villarreal entered into a separation and release agreement (the “Separation Agreement”), pursuant to which, among other things, Mr. Villarreal provided a full release of claims in favor of the Company and Mr. Villarreal agreed to standard confidentiality and no-solicitation covenants.  In return for Mr. Villarreal’s release and other agreements contained in the Separation Agreement, the Company agreed to make a severance payment to Mr. Villarreal equal to four months of his base salary ($66,667.67) payable ratably through April 2012.

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Outstanding Equity Awards at Fiscal 2012 Year End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights that have not Vested ($)
Charles E. Ramey	394,000	—	1.00	05/20/2013	—	—	—	—
	600,000	—	0.75	05/23/2016	—	—	—	—

Randall J. Frapart	400,000	—	0.28	08/07/2019	—	—	—	—
	—	35,000	0.14	03/05/2022	—	—	—	—

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of July 18, 2012, as to shares of our Common Stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of any class of our capital stock, (ii) each of our current named executive officers, (iii) each of our directors and (iv) all of our current directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o US Dataworks, Inc., One Sugar Creek Center Boulevard, Suite 500, Sugar Land, Texas 77478.

	Common Stock		Preferred Stock		Common Stock		Total	Percentage Owenership		Voting Securities
Name and Address of	Beneficially		Beneficially		within 60 days		Common	Common		Beneficially
Beneficial Owner (1)	Owned		Owned		of July 18, 2012		Stock	Stock (2)	Preferred Stock	Owned (2)
5% Stockholders
Mark Deveau	39,322		11,200		11,200		50,522	*	10.2%	*
Harvey M. Gammon	44,569		56,000	(3)	56,000		100,569	*	50.9%	*
Thomas & Lois Gibbons	503		13,400		13,400		13,903	*	12.2%	*
Highbridge International LLC (4)	155,280		—		2,034,884		2,190,164	6.2%	—	6.1%
Warberg Opportunstic Trading Fund, LP and Option Opportunities Corp. (5)	—		—		2,325,581		2,325,581	6.5%	—	6.5%

Named Officers and Directors
Charles E. Ramey	2,240,210		—		2,016,783	(6)	4,256,993	12.0%	—	11.9%
Randall J. Frapart	—		—		400,000		400,000	1.2%	—	1.2%
J. Patrick Millinor, Jr.	260,563		—		636,668		897,231	2.6%	—	2.6%
John L. Nicholson	474,677	(7)	26,667	(8)	3,740,692	(9)	4,242,036	11.4%	24.3%	11.4%
Thomas L. West, Jr.	132,600		—		815,667		948,267	2.8%	—	2.8%
Joseph Saporito	61,571		—		—		61,571	*	—	*
All current directors and executive officers as a group (6 persons)	3,169,621		26,667		7,609,810		10,744,527	26.1%	24.3%	26.1%

*	Amount represents less than 1% of our Common Stock or voting securities.

(1)	Except as noted below, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them, subject to community property law, where applicable, and the information contained in the footnotes to this table.

(2)	Applicable percentage ownership of (i) Common Stock is based on 33,519,940 shares of Common Stock issued and outstanding as of July 18, 2012 and (ii) Preferred Stock is based on 109,933 shares of Preferred Stock outstanding on July 18, 2012. Applicable percentage ownership of voting securities is based on 33,629,873 shares of Common Stock issued and outstanding as of July 18, 2012, including the additional shares of Common Stock into which the outstanding shares of Preferred Stock are convertible. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or convertible or exchangeable into such shares of Common Stock, held by that person, that are currently exercisable or exercisable within 60 days of July 18, 2012 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of another person.

(3)	These shares are held by the Sterling Trust Company Trustee FBO Harvey M. Gammon.

(4)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting and dispositive power over these securities. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaim beneficial ownership of the securities held by Highbridge International LLC. Includes 2,034,884 shares issuable upon exercise of certain warrants.

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(5)	Consists of 2,325,581 shares issuable upon exercise of certain warrants. 1,162,791 of these warrants are held by Warberg Opportunistic Trading Fund, LP and 1,162,790 of these warrants are held by Option Opportunities Corp. It is the Company’s understanding that these two holders are under common control regarding voting and dispositive power over these shares and would be deemed to share beneficial ownership of the shares.

(6)	Includes warrants to acquire 1,019,783 shares of Common Stock at an exercise price of $0.43 per share.

(7)	Includes 165,454 shares held by J.L. Nicholson MD Inc. 401-K FBO John L. Nicholson, 50,000 shares held by JLN Trust DTD April 26, 2001 and 55,031 shares held by John L. Nicholson MD Inc. FBO John L. Nicholson.

(8)	These shares are held by J.L. Nicholson MD Inc. 401-K FBO John L. Nicholson.

(9)	Includes warrants to acquire 2,984,358 shares of Common Stock at an exercise price of $0.43 per share.

Certain Relationships and Related Transactions

Loans from Company Insiders

In connection with our redemption of certain Senior Secured Convertible Promissory Notes due November 13, 2010 (the “Convertible Notes”), on August 13, 2008, we issued (i) a $2,995,000 Senior Secured Note due August 13, 2009 to Mr. Nicholson and (ii) a $708,500 Senior Secured Note due August 13, 2009 to Mr. Ramey (collectively, the “Refinance Notes”) in return for the payment to us of the principal amounts thereof to fund such redemption. As originally issued, the Refinance Notes bore interest at a rate of 12% per annum with interest payments due in arrears monthly. As originally issued, the Refinance Notes provided that if we failed to pay any amount of principal, interest, or other amounts when and as due, then the Refinance Notes would bear an interest rate of 18% until such time as we cure such default. In addition, if we are subject to certain events of bankruptcy or insolvency, the Refinance Notes provide that Messrs. Ramey and Nicholson may redeem all or a portion of the Refinance Notes. The Refinance Notes are secured by a Security Agreement, dated August 13, 2008, by and between the Company and Messrs. Ramey and Nicholson, pursuant to which the Company granted Messrs. Ramey and Nicholson a first priority security interest in all its personal property, whether now owned or hereafter acquired, including but not limited to, all accounts receivable, accounts, copyrights, trademarks, licenses, equipment and all proceeds as from such collateral.

On February 19, 2009, we entered into Note Modification Agreements with Messrs. Ramey and Nicholson, which amended the Refinance Notes as follows: (1) the maturity date of the Refinance Notes was extended from August 13, 2009 to December 31, 2009; (2) the annual interest rate on the Refinance Notes increased from 12% to 13%; and (3) the interest rate escalation clause related to an event of default was deleted. The Note Modification Agreements also added a mandatory principal payment provision that required us to reduce the principal balance of the Refinance Notes by 3% of the original principal amount of the Refinance Notes after the end of each calendar quarter starting with March 31, 2009 as long as such payment would not reduce our cash balance below $500,000 as of the last day of such quarter. If making such principal payment would reduce our cash balance below $500,000 as of such date, the amount of the principal payment would be reduced to the amount, if any, by which our cash balance as of such date exceeded $500,000. The amount to be paid was to be determined each quarter and was not cumulative from quarter to quarter. These principal payments were to be made within 10 business days after the end of each quarter. An amendment fee of 1% of the outstanding principal balances of the Refinance Notes were paid to Messrs. Ramey and Nicholson as follows: 50% upon execution of the Note Modification Agreement and 50% on the 90th day following the execution of the Note Modification Agreement.

On May 20, 2009, we again entered into Note Modification Agreements with Messrs. Ramey and Nicholson that amended the Refinance Notes as follows: (1) the Other Note (defined below) was included in the definition of “Permitted Indebtedness” and (2) we were allowed to make voluntary interest payments on the Other Note notwithstanding the fact that the Refinance Notes were otherwise senior to the Other Note.

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On June 26, 2009, we again entered into Note Modification Agreements with Messrs. Ramey and Nicholson that amended the Refinance Notes as follows:  (1) the maturity date of the Refinance Notes was extended from December 31, 2009 to July 1, 2010; and (2) the mandatory principal payment provision was revised to provide that to the extent that our cash balance at the end of each calendar quarter exceeded $611,105, one-fourth of such excess amount must be used by us to pay down the principal balance of the Refinance Notes and we had the discretion to use an additional one-fourth of such excess amount to further pay down the principal balance of the Refinance Notes.  Other than this additional principal payment requirement, the principal payment provisions remained unchanged.  In consideration of these amendments, we (i) paid to the holders of the Refinance Notes a fee of $50,000 in cash on July 1, 2009, (ii) issued to Mr. Ramey warrants to purchase 354,141shares of Common Stock at an exercise price of $0.43 per share and (iii) issued to Mr. Nicholson warrants to purchase 1,500,000 shares of Common Stock at an exercise price of $0.43 per share, with these warrants being subject to the additional terms specified in the Note Modification Agreements, copies of which were filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended March 31, 2009.

In addition, on September 26, 2006, we borrowed $500,000 from Mr. Ramey pursuant to our issuance of a promissory note in that amount payable to Mr. Ramey. That note bore interest at a rate of 8.75% per annum, was unsecured and was due September 25, 2007. On September 25, 2007, we issued a new promissory note to Mr. Ramey for the same $500,000 original principal amount (the “Other Note”) that replaced the earlier note. As originally issued, the principal, together with any unpaid accrued interest on the Other Note, was to be due and payable in full on demand on the earlier of: (i) the full and complete satisfaction of the Convertible Notes and (ii) ninety-one (91) days following the expiration of the term of the Convertible Notes, unless such date was extended by the mutual agreement of the parties.

On May 20, 2009, we entered into a Note Modification Agreement with Mr. Ramey that amended the Other Note as follows: (1) it clarified that the Other Note was a demand note for which full payment could be required at any time on or after the maturity date; (2) the maturity date of the Note was extended to December 31, 2009; and (3) we were allowed to make voluntary prepayments under the Other Note without penalty.

On June 26, 2009, we again entered into a Note Modification Agreement with Mr. Ramey that amended the Other Note to extend the maturity date of the Other Note from December 31, 2009 to July 1, 2010.  In consideration of this amendment, the Company paid to Mr. Ramey a fee of $6,666.67 in cash on July 1, 2009.

On December 18, 2009, we again entered into Note Modification Agreements with Messrs. Ramey and Nicholson that amended the Refinance Notes as follows: (1) the maturity date of $1.8 million of principal on the Refinance Note held by Mr. Nicholson (the “Second Principal Amount”) was extended from July 1, 2010 to January 1, 2014, with the remaining principal balance on the Refinance Notes continuing to be due and payable on July 1, 2010 and (2) the Company was permitted to make principal payments on the Other Note prior to paying the Second Principal Amount.

On February 9, 2010, concurrently with entering into a loan agreement with Silicon Valley Bank (“SVB”), we and Messrs. Nicholson and Ramey entered into a Loan Restructuring Agreement (the “Loan Restructuring Agreement”) pursuant to which the debt represented by the Refinance Notes and the Other Note was reduced and restructured. Immediately prior to entering into the Loan Restructuring Agreement, the Refinance Note held by Mr. Nicholson (the “Nicholson Refinance Note”) had an outstanding principal amount of $2,718,401. As required by the Loan Restructuring Agreement, the Company made a principal payment on the Nicholson Refinance Note of $423,401, thereby reducing the outstanding principal balance on the Nicholson Refinance Note to $2,295,000. In addition, the Loan Restructuring Agreement modified the Nicholson Refinance Note as follows: (1) the maturity date of the Nicholson Refinance Note was extended to January 1, 2014, (ii) the annual interest rate payable on the Nicholson Refinance Note was reduced to twelve percent (12%) and will be reduced further to ten percent (10%) in the event that the principal is reduced to $1,905,000 or lower before the maturity date, (3) no principal payments are required until the maturity date and (4) the Nicholson Refinance Note is expressly subject to the terms and provisions of the Subordination Agreement among SVB, Messrs. Nicholson and Ramey and the Company that was entered into on February 9, 2010 (the “Subordination Agreement”), which agreement provides, among other things, that no payments on the Nicholson Refinance Note other than regular scheduled non-default interest payments are permitted without the consent of SVB unless and until all amounts owed under the SVB loan agreement are paid in full and the SVB loan agreement is terminated.

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Immediately prior to entering into the Loan Restructuring Agreement, the Refinance Note held by Mr. Ramey (the “Ramey Refinance Note”) had an outstanding principal amount of $643,105. In addition, immediately prior to entering into the Loan Restructuring Agreement, the Other Note had an outstanding principal amount of $500,000. As required by the Loan Restructuring Agreement, the Other Note was cancelled and the principal owed thereunder was added to the principal balance owed under the Ramey Refinance Note, resulting in the Ramey Refinance Note having an outstanding principal amount of $1,143,105. As required by the Loan Restructuring Agreement, the Company made a principal payment on the Ramey Refinance Note of $345,860, thereby reducing the outstanding principal balance on the Ramey Refinance Note to $792,245. In addition, the Loan Restructuring Agreement modified the Ramey Refinance Note as follows: (1) the maturity date of the Ramey Refinance Note was extended to January 1, 2014, (ii) the annual interest rate payable on the Ramey Refinance Note was reduced to ten percent (10%) and (3) the Ramey Refinance Note was expressly subject to the terms and provisions of the Subordination Agreement, which agreement provides, among other things, that no payments on the Ramey Refinance Note other than regular scheduled non-default interest payments are permitted without the consent of SVB unless and until all amounts owed under the SVB loan agreement are paid in full and the SVB loan agreement is terminated.

In consideration of entering into the Loan Restructuring Agreement, the Company agreed to (i) pay to Mr. Nicholson a cash fee of $60,000, payable $36,000 immediately and $24,000 on or before June 30, 2010 and (ii) issue Mr. Nicholson five-year warrants to purchase 1,484,358 shares of the Company’s common stock at an exercise price of $0.43 per share issuable as follows: (i) warrants to acquire 1,113,269 shares of the Company’s common stock to be issued immediately and (ii) warrants to acquire 371,089 shares of the Company’s common stock to be issued on April 1, 2010 provided that as of such date the Nicholson Refinance Note had not been paid in full. In consideration of entering into the Loan Restructuring Agreement, the Company agreed to (i) pay to Mr. Ramey a cash fee of $30,843, payable $18,506 immediately and $12,337 on or before June 30, 2010 and (ii) issue Mr. Ramey five year warrants to purchase 665,642 shares of the Company’s common stock at an exercise price of $0.43 per share, issuable as follows: (i) warrants to acquire 499,232 shares of the Company’s common stock to be issued immediately and (ii) warrants to acquire 166,410 shares of the Company’s common stock to be issued on April 1, 2010 provided that as of such date the Ramey Refinance Note had not been paid in full.

Effective as of June 30, 2011, we and SVB entered into an amendment to our loan agreement that included a provision prohibiting any payments on the Nicholson Refinance Note and the Ramey Refinance Note, including the payment of regular scheduled non-default interest, without the prior written consent of SVB as long as our term loan with SVB remains outstanding. In March 2012, the term loan was paid in full thereby lifting this condition. Then, effective March 15, 2012, we and SVB entered into another amendment that imposes a new condition to the Company’s ability to make interest payments on the Nicholson Refinance Note and the Ramey Refinance Note without the prior written consent of SVB that requires the Company to maintain a certain fixed charge coverage ratio.

On July 11, 2012, the Company and Messrs. Ramey and Nicholson entered into a letter agreement pursuant to which each of them agreed to (i) waive the default under their notes that has occurred and will continue to occur as a result of the Company’s failure to remain current on the interest owed on these notes and (ii) agreed not to take any action against the Company for such defaults.  These agreements expire on June 30, 2013.

During the fiscal year ended March 31, 2012, with respect to the Ramey Refinance Note, Mr. Ramey (i) received $7,526 in interest payments, (ii) accrued an additional $75,274 in unpaid interest and (iii) and received no principal payments. During the fiscal year ended March 31, 2012, with respect to the Nicholson Refinance Note, Mr. Nicholson (i) received $26,562 in interest payments, (ii) accrued an additional $262,485 in unpaid interest and (iii) received no principal payments.

During the fiscal year ended March 31, 2011, with respect to the Ramey Refinance Note, Mr. Ramey (i) received $66,838 in interest payments, (ii) accrued an additional $12,887 in unpaid interest and (iii) and received no principal payments. During the fiscal year ended March 31, 2011, with respect to the Nicholson Refinance Note, Mr. Nicholson (i) received $230,884 in interest payments, (ii) accrued an additional $44,517 in unpaid interest and (iii) received no principal payments.

As of March 31, 2012, the principal amount owed on the Ramey Refinance Note was $797,245 and the amount of accrued but unpaid interest payments owed on the Ramey Refinance Note was $88,161. As of March 31, 2012, the principal amount owed on the Nicholson Refinance Note was $2,295,000 and the amount of accrued but unpaid interest payments owed on the Nicholson Refinance Note was $307,002.

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As of July 18, 2012, the principal amount owed on the Ramey Refinance Note was $797,245 and the amount of accrued but unpaid interest payments owed on the Ramey Refinance Note was $113,800. As of July 18, 2012, the principal amount owed on the Nicholson Refinance Note was $2,295,000 and the amount of accrued but unpaid interest payments owed on the Nicholson Refinance Note was $353,194.

CFO Engagement

As described more fully in “Executive Compensation – Narrative to Summary Compensation Table,” on August 7, 2009 (but effective as of July 15, 2009), we entered into an engagement agreement with Mr. Frapart and Albeck pursuant to which Mr. Frapart serves as the Company’s Chief Financial Officer. Until January 15, 2012, Mr. Frapart was the President of Albeck and held a 20% equity ownership in Albeck. Pursuant to the engagement agreement, Albeck was paid $157,500 during the fiscal year ended March 31, 2012 as Mr. Frapart’s base salary cash compensation. Also, during the fiscal year ended March 31, 2012, the Company paid additional fees to Albeck for accounting support services in the amount of $7,765. Pursuant to the engagement agreement, Albeck was paid $180,000 during the fiscal year ended March 31, 2011 as Mr. Frapart’s base salary cash compensation. Also, during the fiscal year ended March 31, 2011, the Company paid additional fees to Albeck for accounting support services in the amount of $8,862.

OptimizedNow Engagement

On August 11, 2010, the Company entered into a Master Consulting and Professional Services Agreement (the “Consulting Agreement”) with OptimizedNow, LLC (“OptimizedNow”). Reed Overfelt, a former director who served during fiscal 2012, is the CEO and an owner of OptimizedNow. Pursuant to a statement of work entered into concurrently with, and under, the Consulting Agreement (the “Initial SOW”), OptimizedNow performed certain business consulting services associated with the Company’s implementation of a cloud computing platform for its Clearingworks® payments processing solution. In consideration for the services provided under the Initial SOW, the Company paid OptimizedNow approximately $162,500 during the fiscal year ended March 31, 2011. On April 18, 2011, the Company and OptimizedNow entered into a second statement of work (the “Second SOW”) under the Consulting Agreement pursuant to which OptimizedNow performed certain business consulting services associated with the Company’s marketing and sales program for the cloud computing platform for its Clearingworks payments processing solution. In consideration for the services provided under the Second SOW, the Company paid OptimizedNow approximately $398,990 during the fiscal year ended March 31, 2012. The Consulting Agreement, the Initial SOW and the Second SOW were terminated in December 2011.

Indemnification of Directors and Officers

The laws of the state of Nevada and our Amended and Restated Bylaws provide for indemnification of our directors for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933, as amended, is against public policy as expressed therein and is, therefore, unenforceable.

21

Report of the Audit Committee

The Audit Committee is responsible for appointing the independent registered public accounting firm and for reviewing the scope, results and costs of the audits and other services provided by them. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible in its report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Board of Directors has adopted a written charter for the Audit Committee, which was attached as Appendix A to the proxy statement for our 2006 Annual Meeting of Stockholders. The current members of the Audit Committee are J. Patrick Millinor, Jr., Joseph Saporito and Thomas L. West, Jr., each of whom meets the independence standards, set forth in Section 803 of the NYSE Amex Company Guide.

The Audit Committee has reviewed the Company’s audited consolidated financial statements and discussed such statements with management. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee received from the Company’s independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence) and discussed with them their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2012, and be filed with the Securities and Exchange Commission.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Audit Committee

J. Patrick Millinor, Jr., Chairman
Joseph Saporito
Thomas L. West, Jr.

22

Proposal 2: To Ratify the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of Grant Thornton LLP (“GT”) as our independent registered public accounting firm for the fiscal year ending March 31, 2013, subject to ratification by the stockholders. Representatives of GT are expected to be present at the 2012 Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered by GT for the audit of our annual financial statements for the fiscal year ended March 31, 2012 was $97,500.

The aggregate fees billed for professional services rendered by GT, for the audit of our annual financial statements for the fiscal year ended March 31, 2011 was $98,600.

Audit-Related Fees

The aggregate fees billed in the fiscal year ended March 31, 2012 for assurance and related services rendered by GT that are related to the performance of the review of our financial statements but not reportable as audit fees were $31,915. Audit-related fees paid to GT in fiscal 2012 were primarily for review of the financial statements included in certain of our Form 10-Qs for such fiscal years.

The aggregate fees billed in the fiscal year ended March 31, 2011 for assurance and related services rendered by GT that are related to the performance of the review of our financial statements but not reportable as audit fees were $33,673. Audit-related fees paid to GT in fiscal 2011 were primarily for review of the financial statements included in certain of our Form 10-Qs for such fiscal years.

Tax Fees

No fees were billed for professional services rendered by GT for tax compliance, tax advice, or tax planning in the fiscal years ended March 31, 2012 and March 31, 2011 as this work continued to be performed by another accounting firm.

All Other Fees

No fees were billed for products and services provided by GT in the fiscal years ended March 31, 2012 and March 31, 2011 other than the services reported above.

Audit Committee Pre-Approval Policies

The Audit Committee has established a policy intended to clearly define the scope of services to be performed by our independent registered public accounting firm. This policy relates to audit services, audit-related services, tax and all other services which may be provided by our independent registered public accounting firm and is intended to assure that such services do not impair its independence. The policy requires the pre-approval by the Audit Committee of all services to be provided by our independent registered public accounting firm. Under the policy, the Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee or its designee. In addition, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report to the Audit Committee at its next meeting any services which such member or members has approved. The policy also provides that the Audit Committee will pre-approve the fee levels for all services to be provided by the independent registered public accounting firm. Any proposed services exceeding these levels will require pre-approval by the Audit Committee.

All of the services provided by our independent registered public accounting firms described above under the captions Audit Fees, Audit-Related Fees and Tax Fees were approved in accordance with this policy and the Audit Committee has determined that their independence was not and has not been compromised as a result of providing these services and receiving the fees for such services as noted above.

23

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event ratification is not obtained, the Audit Committee will review its selection of our independent registered public accounting firm for the fiscal year ending March 31, 2013.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required to furnish us with copies of all such forms that they file.

Based solely on our review of copies of such forms filed during fiscal 2012 it has received and written representations from certain reporting persons that they were not required to file Forms 5 for fiscal 2011, we believe that all of our officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 2012 with the exception of the following: Former director Reed Overfelt was one day late filing a Form 3 reporting becoming a director of the Company. Joseph Saporito was 21 days late filing a Form 3 reporting becoming a director of the Company and 11 days late filing a Form 4 reporting an open market purchase of our common stock.

Other Matters

We know of no business that will be presented at the 2012 Annual Meeting other than as discussed herein. If any other business is properly brought before the 2012 Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

You should rely only on the information contained (or incorporated by reference) in this Proxy Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated July 18, 2012. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this Proxy Statement).

By order of the Board of Directors.

/s/ Charles E. Ramey

Charles E. Ramey
Chief Executive Officer

July 18, 2012

PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW OR

SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET

US DATAWORKS APPRECIATES YOUR PROMPT RESPONSE

24

APPENDIX A

AMENDED AND RESTATED

CHARTER OF THE

US DATAWORKS, INC.

COMPENSATION COMMITTEE

(as last amended effective May 16, 2012)

ARTICLE I

PURPOSE

1.1         The purpose of the Compensation Committee (the “Committee”) of the Board of Directors of US Dataworks, Inc., a Nevada corporation (the “Company”) shall be to:

(a)	discharge the responsibilities of the Board of Directors relating to compensation of the Company's executive officers;

(b)	assist the Board of Directors in establishing the appropriate compensation and equity-based plans for the Company's executive officers and to administer the plan;

(c)	if required by SEC disclosure rules, produce an annual report on executive compensation for inclusion in the Company's annual proxy statement; and

(d)	to perform such other duties and responsibilities enumerated in and consistent with this Charter.

ARTICLE II

DUTIES AND RESPONSIBILITIES

2.1         Duties and, Responsibilities. The duties and responsibilities of the Committee shall be as follows:

(a)	To review and approve corporate goals and objectives relevant to the compensation of the (i) chief executive officer (the “CEO”) and (ii) the other “executive officers” of the Company (as defined in the Securities Exchange Act of 1934 and the rules promulgated thereunder) and any other officers of the Company that the Committee may, in its discretion, deem to be within the scope of this Section 2.1(a) (collectively, the “Other Officers”).
(b)	To evaluate the performance of the CEO and the Other Officers in light of such goals and objectives at least annually, with the results of such evaluation communicated to the independent outside directors of the Company in executive session and discussed with the CEO and the full Board of Directors.
(c)	Based on the evaluation referred to in Section 2.1(b) hereof, establish and approve annually for the CEO and the Other Officers, the compensation levels for those persons, including, as applicable, (i) base salary, (ii) cash and other bonuses, (iii) long-term incentive and equity compensation and (iv) any other compensation perquisites and other special and/or supplemental benefits.
(d)	In determining the long-term incentive component of the CEO’s and the Other Officers’ compensation, the Committee shall consider among other things, the Company's performance and relative stockholder return, the value of similar incentive awards to chief executive officers and other executive officers at comparable companies and the compensation provided to the Company’s CEO and Other Officers in the past.

A-1

APPENDIX A

(e)	In consultation with the CEO, review and make recommendations to the Board of Directors regarding guidelines for (i) the review of the performance of, and the establishment of compensation policies for, all other employees of the Company and (ii) the delegation to the CEO and/or certain of the Other Officers of the determination of compensation for all employees of the Company other than the CEO and the Other Officers.
(f)	To review the Company’s incentive compensation plans and other equity-based plans and practices and recommend changes to the Board of Directors.
(g)	To administer the stock option and other equity-based plans of the Company in accordance with the terms of such plans and to grant and issue, or recommend the grant and issuance of, awards thereunder, including stock, stock options, stock units, restricted stock and stock appreciation rights.
(h)	To maintain sole discretionary authority to interpret provisions of the Company's executive compensation plans, subject to the terms and provisions of such plans.
(i)	To establish all rules necessary or appropriate for implementing and conducting the Company's executive compensation plans, subject to the terms and provisions of such plans.
(j)	To oversee the administration of other compensation plans that may be adopted from time to time as authorized by the Board of Directors, including the Company's 401(k) plan.
(k)	To make recommendations to the full Board of Directors regarding the fees and other compensation to be paid to members of the Board of Directors for their service as directors and as members of committees of the Board of Directors.
(l)	To conduct those reviews, investigations and surveys the Committee considers appropriate and necessary in the exercise of its duties. In so doing, the Committee shall have the sole authority and shall be granted the resources to retain independent executive compensation and legal advisers, which shall include the sole authority to approve any such advisers’ fees and other retention terms.
(m)	To establish and modify the terms and conditions of employment of the CEO and the Other Officers, by contract or otherwise, including compensation of whatever nature, whether such compensation be present or deferred and however paid.
(n)	To determine, within parameters that may be established by the independent and disinterested members of the entire Board, the provisions of any contracts for the CEO and the Other Officers that will govern the situation in which severance payments will be due upon change in control situations.
(o)	To establish and periodically review the Company’s policies with respect to management perquisites.
(p)	To assist the Board of Directors in developing and evaluating potential candidates for executive positions, including the CEO, and to oversee the development of executive succession plans.
(q)	To provide oversight of management’s decisions concerning the performance and compensation of other officers of the Company.
(r)	To approve equity compensation plans and the grant of equity awards not subject to stockholder approval under applicable listing standards.
(s)	To prepare the Compensation Committee report on executive compensation as required by SEC rules for inclusion in the Company's annual proxy statement and/or in the Company’s annual report on Form l 0-K filed with the SEC.
(t)	To perform such other activities and functions related to executive compensation as may be assigned from time to time by the Board of Directors, including, but not limited to preparing or causing to be prepared any reports or other disclosure required with respect to the Committee by any applicable proxy or other rules of the Securities and Exchange Commission and the rules and regulations of the American Stock Exchange (or other exchange or trading platform on which the Company’s stock trades).

2.2         Delegation.

The Committee may, by resolution passed by a majority of the members of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more directors of the Company (who may or may not be members of the Committee). To the extent provided in the Committee resolutions establishing a subcommittee of the Committee, such subcommittee shall have and may exercise all the powers and authority of this Committee and may authorize the seal of the Company to be affixed to all papers which may require it. Each subcommittee shall have such name as may be determined from time to time by resolution adopted by the Committee. Each subcommittee shall keep regular minutes of its meetings and report same to the Committee or the Board of Directors when required.

A-2

APPENDIX A

2.3         Authority to Retain Advisors.

In the course of performing its duties, the Committee shall have the sole authority, at the Company's expense, to retain and terminate compensation consultants and other advisors as the Committee may deem appropriate, including the sole authority to approve any such advisors’ fees and other retention terms.

2.4         Evaluation.

The Committee shall undertake an annual evaluation assessing its performance with respect to its purposes and its duties and tasks set forth in this Charter, which evaluation shall be reported to the Board of Directors. The Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors.

ARTICLE III

COMMITTEE MEMBERS

3.1         Number and Qualification of Committee Members.

The authorized number of members of the Committee shall be as determined by the Board of Directors, which number shall be no more than six and no less than two members of the Board of the Directors, each of whom shall meet the independence standards established by the American Stock Exchange (or other exchange or trading platform on which the Company’s stock trades) and any outside director requirements imposed by applicable tax and securities laws and regulations.

3.2         Appointment and Term of Office of Committee Members.

Committee members shall be appointed by the Board of Directors to hold office until replaced by resolution of the Board of Directors. Each Committee member, including a member elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified, except in the case of the death, resignation, or removal of such a member.

3.3         Removal.

The entire Committee or any individual Committee member may be removed from office without cause by the affirmative vote of a majority of the Board of Directors.

3.4         Resignation and Vacancies.

Any Committee member may resign effective upon giving oral or written notice to the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a Committee member is effective as of a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

Vacancies on the Committee shall be filled by the Board of Directors. Each Committee member so elected shall hold office until a successor has been elected and qualified by the Board of Directors, or until his or her death, resignation or removal.

A-3

APPENDIX A

A vacancy or vacancies in the Committee shall be deemed to exist (i) in the event of the death, resignation or removal of any Committee member, (ii) if the Board of Directors by resolution declares vacant the office of a Committee member who has been declared of unsound mind by an order of court or convicted of a felony or (iii) if the total number of directors comprising the Committee is increased by the Board of Directors.

3.5         Chairman of the Committee.

The Chairman of the Committee (the “Chairman”), if such a position be elected, shall, if present, preside at meetings of the Committee and exercise and perform such other powers and duties as may from time to time be assigned by the Board of Directors or as may be prescribed by this Charter. The Chairman shall be elected by resolution of the Board of Directors. In the absence or disability of the Chairman, the Board of Directors shall appoint an alternative Chairman to preside at the Committee meetings.

3.6         Secretary.

The Secretary of the Committee shall keep or cause to be kept, at the principal executive office of the Company or such other place as the Chairman may direct, a book of minutes of all meetings and actions of the Committee. The minutes shall show the time and place of each meeting, the names of those present and the proceedings thereof. If no Secretary of the Committee is appointed by the Board of Directors, the Chairman shall also serve as the Secretary of the Committee.

The Chairman, or his or her designee, shall give, or cause to be given, notice of all meetings of the Committee required to be given by law, this Charter or by the Company’s Bylaws.

ARTICLE IV

COMMITTEE MEETINGS

4.1         Place of Meetings; Meetings by Telephone.

Regular meetings of the Committee may be held at any place within or outside the State of Nevada that has been designated from time to time by the Chairman. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Company. Special meetings of the Committee may be held at any place within or outside the State of Nevada that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Company.

Members of the Committee may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all Committee members participating in such meeting can hear one another. Participation in a meeting pursuant to this paragraph constitutes presence in person at such meeting.

4.2         Regular Meetings.

Regular meetings of the Committee may be held without notice if the time and place of such meetings are fixed by resolution of the Board of Directors or by resolution of the Committee.

4.3         Special Meetings: Notice.

Subject to the provisions of the following paragraph, special meetings of the Committee for any purpose or purposes may be called at any time by the Chairman, by the Board of Directors or by two (2) Committee members.

A-4

APPENDIX A

Notice of the time and place of special meetings shall be delivered personally or by telephone to each Committee member or sent by first-class mail or by facsimile or electronic mail, addressed to each Committee member at that member’s mailing address, electronic mail address or facsimile number as it is shown on the records of the Company or as has been used in the past without complaint by that member. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, facsimile or electronic mail, such notice shall be delivered at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Committee member or to a person at the office of the member who the person giving the notice has reason to believe will promptly communicate it to the member. The notice need not specify the purpose of the meeting.

4.4         Quorum.

A majority of the total number of members constituting the Committee shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 4.6 hereof. Every act taken or decision made by a majority of the Committee members present at a meeting duly held at which a quorum is present is the act of the Committee, subject to certain provisions of the Nevada Revised Statutes, the Company’s Articles of Incorporation, the Company’s By-Laws and other applicable law.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of one or more Committee members provided that any action taken is approved by at least a majority of Committee members constituting the required quorum for such meeting.

4.5         Waiver of Notice.

Notice of a meeting need not be given to any Committee member who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such member. All such waivers, consents and approvals shall be filed with or made a part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Committee.

4.6         Adjournment.

A majority of the Committee members present, whether or not a quorum is present, may adjourn any meeting to another time and place.

4.7         Notice of Adjournment.

If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time and place shall be given prior to the time of the adjourned meeting to the Committee members who were not present at the time of the adjournment.

4.8         Committee Action by Written Consent Without A Meeting

Any action required or permitted to be taken by the Committee may be taken without a meeting, if all Committee members individually or collectively consent in writing or by electronic transmission to such action. Such written consent or consents or electronic transmission or transmissions shall be filed with the minutes of the proceedings of the Committee. Such action by written consent or electronic transmission shall have the same force and effect as a unanimous vote of the members of the Committee.

A-5

APPENDIX A

ARTICLE V

RECORDS AND REPORTS

5.1         Maintenance and Inspection of Charter.

The Company shall keep at its principal executive office or, if its principal executive office is not in the State of Nevada, at its principal business office in the State of Texas, the original or a copy of this Charter as amended to date, which shall be open to inspection by the stockholders at all reasonable times during office hours.

5.2         Minutes and Reports.

The Committee shall keep regular minutes of its proceedings, which shall be filed with the Secretary of the Company or the Chairman. All action by the Committee shall be reported to the Board of Directors at the next meeting thereof.

ARTICLE VI

GENERAL MATTERS

6.1         Construction: Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the applicable provisions of the Nevada Revised Statutes shall govern the construction of this Charter. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

ARTICLE VII

AMENDMENTS

7.1         Amendment by Board of Directors.

This Charter and any provision contained herein may be amended or repealed only by the Board of Directors.

7.2         Record of Amendments.

Whenever an amendment or a new Charter is adopted, it shall be copied in the book of minutes with the original Charter. If any provision of this Charter is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted or written consent was filed, shall be stated in said book.

ARTICLE VIII

INTERPRETATION

Reference in this Charter to any provision of the Nevada Revised Statutes shall be deemed to include all amendments thereof.

A-6

ANNUAL MEETING OF STOCKHOLDERS OF

US DATAWORKS, INC.

September 13, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.usdataworks.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20233000000000000000 7 091312

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF CLASS I DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ John L. Nicholson, M.D.
- ○ Joseph Saporito

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm.	☐	☐	☐
3. In their discretion, upon such other business as may properly come before the meeting.	☐	☐	☐

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

US DATAWORKS, INC.

September 13, 2012

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.usdataworks.com

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

20233000000000000000 7 091312

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF CLASS I DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ John L. Nicholson, M.D.
○ Joseph Saporito

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "**FOR ALL EXCEPT**" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm.	☐	☐	☐
3. In their discretion, upon such other business as may properly come before the meeting.	☐	☐	☐

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.